Exhibit 10.9

                      INVESTMENT MANAGEMENT TRUST AGREEMENT

     This Agreement is made as of January ___, 2006 by and between North American Insurance Leaders, Inc., a Delaware corporation (the "Company") and JPMorgan Chase Bank, NA ("Trustee").

     WHEREAS, the Company's Registration Statement on Form S-1, No. 333-127871 ("Registration Statement"), for its initial public offering of securities ("IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission ("Effective Date"); and

     WHEREAS, CRT Capital Group LLC, as the underwriter (the "Underwriter") is acting as the underwriter in the IPO; and

     WHEREAS, as described in the Company's Registration Statement, and in accordance with the Company's Restated Certificate of Incorporation, 115.3 million of the gross proceeds of the IPO (assuming the Underwriter has not exercised its over-allotment option) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company's common stock, par value $.0001 per share, issued in the IPO as hereinafter provided [and in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes,] (the amount to be delivered to the Trustee will be referred to herein as the "Property," the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Stockholders," and the Public Stockholders and the Company will be referred to together as the "Beneficiaries"); and

     WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

     IT IS AGREED:

     1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

          (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account ("Trust Account") established by the Trustee at a branch of JPMorgan Chase Bank, NA selected by the Trustee;

          (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

          (c) In a timely manner, upon the instruction of the Company, invest and reinvest the Property in money market funds meeting the conditions of the Investment Company Act of 1940 or in any "Government Security." As used herein, Government Security means any security issued or guaranteed by the United States; [NOTE: to be discussed]


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          (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

          (e) Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

          (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account;

          (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

          (h) Render to the Company and to the Underwriter, and to such other person as the Company may instruct in writing, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

          (i) If there is any income tax obligation relating to the income of the Property in the Trust Account, at the written instruction of the Company, issue a check directly to the taxing authorities designated by the Company, out of the Property in the Trust Account, in the amount indicated by the Company as owing to each such taxing authority;

          (j) Commence liquidation of the Trust Account only after receipt of and only in accordance with the terms of a letter ("Termination Letter"), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President or Chairman of the Board and Secretary, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein; provided, however, that in the event that a Termination Letter has not been received by ________________, 2007 (or the date that is the six-month anniversary of such date, in the event that (i) a letter of intent, agreement in principle or definitive agreement has been executed prior to such date in connection with a Business Combination (as defined in the Termination Letter attached hereto as Exhibit A) that has not been consummated by _________________, 2007 and (ii) the Company has complied with Section 2(d) hereof prior to such date), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B to the stockholders of record on the record date; provided, further, that the record date shall be within ten (10) days of ________________, 2007 (or the date that is the six-month anniversary of such date, in the event that (i) a letter of intent, agreement in principle or definitive agreement has been executed prior to such date in connection with a Business Combination that has not been consummated by _________________, 2007 and (ii) the Company has complied with
Section 2(d) hereof prior to such date), or as soon thereafter as is practicable. In all cases, the Underwriter shall be copied of any Termination Letters and/or any other correspondence that the Trustee receives with respect to any proposed withdrawal from the Trust Account; and

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          (k) Waive any right, title, interest or claim of any kind in or to the
Property to be deposited and held in the Trust Account by the Trustee, for the benefit of the public stockholders of the Company's common stock issued in the initial public offering.

     2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

          (a) Give all instructions to the Trustee hereunder in writing, signed by the Company's President, Chairman of the Board or Secretary. In addition, except with respect to its duties under paragraph 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

          (b) Pay the Trustee an initial acceptance fee of [$1,000] and an annual fee of [$3,500] (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and the fee for the first twelve months at the consummation of the IPO and thereafter on the anniversary of the Effective Date. Annual fees shall not be pro-rated for partial years. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph);

          (c) Provide to the Trustee any letter of intent, agreement in principle or definitive agreement that is executed prior to __________________, 2007 in connection with a Business Combination, together with a certified copy of a unanimous resolution of the Board of Directors of the Company affirming that such letter of intent, agreement in principle or definitive agreement is in effects; and

          (d) In connection with any vote of the Company's stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company's stockholders regarding such Business Combination.

     3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

          (a) Take any action with respect to the Property, other than as directed in paragraph 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

          (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any reasonable expenses incident thereto;

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          (c) Change the investment of any Property, other than in compliance with paragraph 1(c);

          (d) Refund any depreciation in principal of any Property;

          (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

          (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

          (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any business combination made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

          (h) Pay any taxes on behalf of the Trust Account (it being expressly understood that, as set forth in Section 1(i), if there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall issue a check directly to the taxing authorities designated by the Company, out of the Property in the Trust Account, in the amount indicated by the Company as owing to each such taxing authority).

          (i) Hold the Trustee harmless and indemnify the Trustee and its directors, officers, agents and employees (the "indemnities") from and against, reasonable expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee caused by (i) the Trustee's execution and performance of this Investment Management Trust Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the negligence or misconduct of such indemnitee, or (ii) its following any instructions or other directions from the parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The

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Trustee shall have the right to conduct and manage the defense against such
Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood for such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Trustee or the termination of this Investment Management Trust Agreement.

                  (j) The duties and responsibilities of the Trustee hereunder shall be determined solely by the express provisions of this Investment Management Trust Agreement and no other or further duties or responsibilities shall be implied. The Trustee shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in this Investment Management Trust Agreement.

     4. Termination. This Agreement shall terminate as follows:

          (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

          (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 2(b); or

          (c) On such date after _____, 2007 when the Trustee deposits the Property with the United States District Court for the Southern District of New York in the event that, prior to such date, the Trustee has not received a Termination Letter from the Company pursuant to paragraph 1(j).

     5. Miscellaneous.

          (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. Each funds transfer instruction shall be executed by an authorized signatory, a list of such

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authorized signatories is set forth on Exhibit C. The undersigned is authorized to certify that the signatories on Exhibit C are authorized signatories. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Trustee. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or reasonable expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

          (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

          (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders, subject to approval by a majority. Any other change, waiver, amendment or modification to this Agreement shall be made without the prior written consent of the Underwriter. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

          (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

          (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

         If to the Trustee, to:

                  JPMorgan Chase Bank, NA
                  4 New York Plaza - 21st Floor
                  NY, NY 10004
                  Attn:  Simone Lyken
                  Fax No.:  212.623.6168

         If to the Company, to:

                  North American Insurance Leaders, Inc.
                  885 Third Avenue, 31st Floor
                  New York, New York  10022
                  Attn:  William R. de Jonge

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         in either case with a copy to:

                  Shearman & Sterling LLP
                  801 Pennsylvania Ave., NW
                  Washington, DC  20004
                  Attn:  Thomas J. Friedmann

                  and

                  Bingham McCutchen LLP
                  399 Park Avenue
                  New York, New York  10022
                  Attn:  Ann F. Chamberlain

          (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company.

          (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

          (h) The Trustee hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

          (i) The Trustee hereby consents to the inclusion of JPMorgan Chase Bank, NA in the Registration Statement and other materials relating to the IPO.

          (j) Upon execution of this agreement, the Company shall provide the Trustee with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

          (k) Any corporation into which the Trustee in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Trustee in its individual capacity may be transferred, shall be the Trustee under this Investment Management Trust Agreement without further act.

          (l) In the event that any party or the Trustee is unable to perform its obligations under the terms of this Investment Management Trust Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other

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cause reasonably beyond its control, the Trustee shall not be liable for damages to the other parties for any damages resulting from such failure to perform otherwise from such causes. Performance under this Investment Management Trust Agreement shall resume when the Trustee is able to perform substantially.

          (m) Receipt, investment and reinvestment of the Property shall be confirmed by Trustee as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Parties to Trustee within 30 calendar days after receipt thereof. Failure to inform Trustee in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety.

         (n) Account Opening Information. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Trustee will ask for information that will allow it to identify relevant parties.


                           [Signature page to follow.]


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         IN WITNESS WHEREOF, the parties have duly executed this Investment
Management Trust Agreement as of the date first written above.

                                          JPMORGAN CHASE BANK, NA, as Trustee


                                          By:_________________________________
                                                Name:
                                                Title:


                                          NORTH AMERICAN INSURANCE LEADERS, INC.


                                          By:_________________________________
                                                Name:
                                                Title: